Exhibit (p)(3)

                          SUNCOAST CAPITAL GROUP, LTD.
                         PERSONAL TRADING CODE OF ETHICS

I.   INTRODUCTION AND OVERVIEW

     In our efforts to ensure that SunCoast Capital Group, Ltd. ("SunCoast") develops and maintains a reputation for integrity and high ethical standards, it is essential not only that SunCoast and its employees comply with relevant federal and state securities laws, but also that we maintain high standards of personal and professional conduct. SunCoast's Personal Trading Code of Ethics (the "Code") is designed to help ensure that we conduct our business consistent with these high standards.

     As a registered broker-dealer and the principal underwriter of The Community Reinvestment Act Qualified Investment Fund (the "Trust"), SunCoast and its employees owe a fiduciary duty to our clients that requires each of us to place the interests of our client's ahead of our own interests. A critical component of our fiduciary duty is to avoid potential conflicts of interest. Accordingly, you must avoid activities, interests, and relationships that might interfere or appear to interfere with making decisions in the best interests of shareholders of the Trust. Please bear in mind that a conflict of interest can arise even if there is no financial loss to our clients. Many potential conflicts of interest can arise in connection with employee personal trading and related activities.

     The Code is designed to address and avoid potential conflicts of interest relating to personal trading and related activities and is based on three underlying principles:

     (1) WE MUST AT ALL TIMES PLACE THE INTERESTS OF OUR CLIENTS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of SunCoast clients.

     (2) WE MUST MAKE SURE THAT ALL PERSONAL SECURITIES TRANSACTIONS ARE CONDUCTED CONSISTENT WITH THE CODE AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICTS OF INTEREST OR ANY ABUSE OF AN INDIVIDUAL'S POSITION OF TRUST AND RESPONSIBILITY.

     The Code contains a number of rules and procedures relating to personal trading by SunCoast officers, directors, employees and their families. It is your responsibility to become familiar with the Code and abide by the Code. Violations of the Code will be taken seriously and could result in sanctions against the violator, which sanctions can include termination of employment.

     As with all policies and procedures, the Code was designed to cover a myriad of circumstances and conduct; however, no policy can anticipate every potential conflict of interest that can arise in connection with personal trading. Consequently, you are expected to abide not only by the letter of the Code, but also by the spirit of the Code. Whether or not a specific provision of the Code addresses a particular situation, you must conduct your personal trading activities in accordance with the general principles contained in the Code and in a manner that is

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SunCoast Capital Group, Ltd.
Personal Trading Code of Ethics
Page 2

designed  to avoid any  actual or  potential  conflicts  of  interest.  SunCoast reserves the right, when it deems necessary in light of particular circumstances, either to impose more stringent requirements on employees or to grant exceptions to the Code.

     Because governmental regulations and industry standards relating to personal trading and potential conflicts of interest can change over time, SunCoast reserves the right to modify any or all of the policies and procedures set forth in the Code. Should SunCoast revise the Code, you will receive written notification from the Compliance Officer. It is your responsibility to familiarize yourself with any modification to the Code. If you have any questions about any aspect of the Code, or if you have questions regarding application of the Code to a particular situation, contact the Compliance Officer.

     Currently, SunCoast serves as principal underwriter to the Trust. The Trust, which consists of one portfolio, is an open-end investment management company advised by CRAFund Advisors, Inc. ("CRAFund Advisors").

II.  PERSONS COVERED BY THE CODE

     Individuals subject to this Code will be classified as "Access Persons."

     The SunCoast Compliance Officer will notify each individual who has been classified as an Access Person and what their obligations are under this Code.

     ACCESS PERSONS means any director or officer of SunCoast who, in the ordinary course of business makes, participates in or obtains information regarding the purchase or sale of any Covered Security1 by the Trust or whose functions or duties relate to the making of any recommendations with respect to such purchase or sales.

     The policies and procedures set forth in the Code also apply to all members of your immediate family, which for purposes of the Code refers to ANY PERSON LIVING IN YOUR HOUSEHOLD (whether or not related to you) and/or ANY PERSON TO WHOSE FINANCIAL SUPPORT YOU MAKE A SIGNIFICANT CONTRIBUTION.

------------------------
1 "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the Government of the United States; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and shares of registered open-end investment companies.

SunCoast Capital Group, Ltd.
Personal Trading Code of Ethics
Page 3

III. POLICIES REGARDING PERSONAL SECURITIES TRANSACTIONS

     A.   Restrictions on Personal Securities Transactions By Access Persons.
          ------------------------------------------------------------------

          1. No Access Person may buy or sell Covered Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from SunCoast's Compliance Officer PRIOR to effecting such security transaction.

               a. A written authorization for such security transaction will be provided by the SunCoast Compliance Officer to the person receiving the authorization (if granted).

                    NOTE: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the SunCoast Compliance Officer for clearance or denial of clearance to trade PRIOR to effecting any securities transactions.

          2. Pre-clearance approval under paragraph 1 will expire at the close of business on the trading day after the date on which oral authorization is received and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

          3. No clearance will be given to an Access Person to purchase or sell any Covered Security on a day when the SunCoast Compliance Officer has been advised by CRAFund Advisors' that a trading blackout on behalf of the Trust exists with respect to the same security. Blackout periods generally will include a 15 day period before and after a major scheduled index reconstitution.

     This pre-clearance policy does not apply to securities which qualify as Exempted Securities or De Minimis Securities (as defined below). If you have any questions as to the application of this policy, contact the SunCoast Compliance Officer.

IV.  NON-COVERED, EXEMPTED AND DE MINIMIS SECURITIES

     The Code (including the specific prohibitions on personal trading, pre-clearance and the reporting requirements) does not apply to the following types of securities, which are referred to as "Non-Covered Securities." As a result, Access Persons may invest in Non-Covered Securities

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SunCoast Capital Group, Ltd.
Personal Trading Code of Ethics
Page 4

without following the procedures set forth in the Code. Non-Covered Securities are personal securities transactions by Access Persons in:

          1.   Direct obligations of the Government of the United States;

          2.   bankers' acceptances;

          3.   bank certificates of deposit;

          4.   commercial paper;

          5. high quality short-term debt instruments (any instrument that has a maturity at issuance of less than 366 days and is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and

          6.   shares of registered open-end investment companies.

In addition, the pre-clearance procedures do not apply to personal securities transactions involving Exempted Securities or De Minimis Securities. You will however be required to report such securities in the quarterly and annual reports discussed below. "Exempted Securities" are:

          1.   securities   purchased  or  sold  in  a   transaction   which  is
               non-volitional on the part of the Access Person;

          2.   securities   acquired  as  a  part  of  an   automatic   dividend
               reinvestment plan;

          3. securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

          4. securities which are not eligible for purchase by the Fund and which are not related economically to securities purchased, sold or held by the Fund.

     In addition, the pre-clearance procedures do not apply to personal securities transactions involving De Minimis Securities. "De Minimis Securities" are securities issued by any company included in the Standard and Poor's 500 Stock Index and in an amount less than $10,000. You will however be required to report such securities in the quarterly and annual reports discussed below.

SunCoast Capital Group, Ltd.
Personal Trading Code of Ethics
Page 5

     Additionally, transactions in accounts ("Special Accounts") over which the Access Person exercises no direct or indirect influence or control may be excluded from the Code (and treated as Non-Covered Securities) PROVIDED THAT PRIOR APPROVAL FOR EXCLUSION FROM THE CODE IS OBTAINED FROM SUNCOAST BY NOTIFYING AND DISCUSSING THESE ACCOUNTS WITH THE SUNCOAST COMPLIANCE OFFICER. An account will be deemed a Special Account provided all of the following conditions are met:

     o The Access Person discloses to the SunCoast Compliance Officer the existence of the Special Account and allows the SunCoast Compliance Officer to review, upon his or her discretion, the governing documents of such Special Account;

     o The Access Person establishes to the satisfaction of the SunCoast Compliance Officer that he or she has no direct or indirect influence or control over the Special Account or over investment decisions made for the Special Account;

     o The Access Person completes the attached Special Account Certification on an annual basis, or such other certification that the SunCoast Compliance Officer may deem acceptable;

     o The Access Person establishes to the satisfaction of the SunCoast Compliance Officer that he or she provides no investment advice to the person(s) who directly or indirectly influence or control the investment decisions for the Special Account ("Control Persons");

     o The Access Person does not disclose to the Control Persons any action that SunCoast may take, or has or has not taken, or any SunCoast consideration of any action with respect to that security; and

     o The Control Persons do not disclose to the Access Person any action such Control Persons may or may not take or any action under consideration with respect to any transaction for the Special Account until after such decisions have been made and fully executed.

     If you have a Special Account and you feel that an exception from compliance with the Code is warranted, please see a SunCoast Compliance Officer. Determinations as to whether exception from the Code will be granted will be made on a case-by-case basis. Depending on all of the facts and circumstances, SunCoast reserves the right to require additional procedures to be followed, as SunCoast deems necessary or appropriate. Further, SunCoast reserves the right at any time, in the discretion of the legal counsel to SunCoast, to require compliance with all or parts of the Code or to revoke the exception at any time.

SunCoast Capital Group, Ltd.
Personal Trading Code of Ethics
Page 6

     IF YOU HAVE ANY QUESTIONS ABOUT WHETHER A PARTICULAR TRANSACTION QUALIFIES AS A NON-COVERED SECURITY, AN EXEMPTED SECURITY OR DE MINIMIS SECURITY, CONTACT THE SUNCOAST COMPLIANCE OFFICER.

V.   REPORTS AND CERTIFICATIONS REGARDING PERSONAL SECURITIES TRANSACTIONS

     PERSONAL HOLDINGS REPORTS: In order to address potential conflicts of interest that can arise when an Access Person disposes of a security acquired prior to his or her association with SunCoast and to help ensure compliance with the Code, all Access Persons must provide SunCoast with a list of all Covered Securities holdings (the "Personal Holdings Report") in which they have a beneficial interest. This Personal Holdings Report must be provided within 10 days of commencement of employment (or for persons already designated as Access Persons within 10 days after this Code is adopted) and updated annually thereafter. The report, a form of which is attached hereto as Exhibit A, must include the title of the Covered Security, the number of shares held and the principal amount of the Covered Security. Holdings Reports must be current as of a date no more than 30 days before the report is submitted. The Personal Holdings Report must also include a list of any securities accounts maintained with any broker, dealer or bank.

     QUARTERLY TRANSACTION REPORTS: Each Access Person shall submit quarterly reports in the form attached hereto as Exhibit B to SunCoast's Compliance Officer, showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any securities were held for the direct or indirect beneficial interest of the Access Person. Such reports shall be filed no later than 10 days after the end of each calendar quarter. An Access Person of the Company need not make a quarterly transaction report if all of the information required by the quarterly transaction report is contained in the brokerage confirmations or account statements submitted in lieu thereof.

     A form of brokerage letter is attached to the Code. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to an Access Person, such Access Person is required to complete a Brokerage Account Form annually.

     REVIEW OF REPORT.: The SunCoast Compliance Officer shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports received, and as appropriate compare the reports with the pre-clearance authorization received, and report to SunCoast's Board of Directors:

     a. with respect to any transaction that appears to evidence a possible violation of this Code; and

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SunCoast Capital Group, Ltd.
Personal Trading Code of Ethics
Page 7

     b.   apparent violations of the reporting requirement stated herein.

     The Board shall consider reports made to it hereunder and shall determine whether the policies established in this Code have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits to the Trust. The Board shall review the operation of this Code of Ethics at least once a year.

     CERTIFICATION OF COMPLIANCE: Each Access Person will be required to certify that he or she has read, understands and has complied with (or in the case of a newly hired Access Person, will comply with) the Code. This Certification of Compliance is required upon commencement of employment and annually thereafter.

VI.  MISCELLANEOUS

     ANNUAL BOARD REVIEW: The management of SunCoast annually will prepare a report to the Trust's Board of Trustees that summarizes existing procedures concerning personal trading (including any changes in the Code), highlights violations of the Code requiring significant remedial action and identifies any recommended changes to the Code.

     RECORDKEEPING: This Code, a copy of each report by an Access Person, lists of all persons required to make reports, a list of all persons responsible for reviewing such reports, records of any violations of the Code and action taken as a result thereof, shall be preserved with SunCoast's records for the period required by the Investment Company Act of 1940, as amended and the Investment Advisers Act of 1940, as amended.

VII. FORMS

Attached to the Code are the following forms of documents:

     o    Holdings Report and Annual Certification of Holdings Report;

     o    Quarterly Securities Transaction Report;

     o    Form of Brokerage Letter;

     o    Initial and Annual Certifications of Compliance; and

     o    Special Account Certification

     If you have any questions about any of these documents, or their application, contact the SunCoast Compliance Officer.

SunCoast Capital Group, Ltd.
Personal Trading Code of Ethics
Page 8

VIII. VIOLATIONS OF THE CODE

     SunCoast views violations of the Code to be a serious breach of the firm's rules. Consequently, any Access Person who violates any policy or procedure contained in the Code is subject to sanctions, including termination of employment. Further, violations of the Code may constitute violations of federal and/or state laws and may be referred to the proper authorities upon discovery. If you have any questions about any aspect of the Code, contact the SunCoast Compliance Officer.

IX.  EFFECTIVE DATE

     The Code is effective as of  _______________________________.

                                    EXHIBIT A

                          SUNCOAST CAPITAL GROUP, LTD.
                                  ("SUNCOAST")

                                 HOLDINGS REPORT

                For the Year/Period Ended _______________________
                                             (month/day/year)

              [ ] Check Here if this is an Initial Holdings Report

To:  Compliance Officer

     As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to SunCoast's Code of Ethics:

     --------------------------------------------------------------------
     Title of                Number                  Principal
     Security                of Shares               Amount
     --------------------------------------------------------------------

     --------------------------------------------------------------------

     --------------------------------------------------------------------

     --------------------------------------------------------------------

     The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

--------------------------------------------------------------------------------
NAME OF                         BROKER                      DATE ESTABLISHED
BROKER/BANK                     BANK/ADDRESS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     THIS REPORT (I) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL, (II) EXCLUDES OTHER TRANSACTIONS NOT REQUIRED TO BE REPORTED, AND (III) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.


Date:                                   Signature:
     ------------------------                     ------------------------------

                                        Print Name:
                                                   -----------------------------

                          SUNCOAST CAPITAL GROUP, LTD.
                     ANNUAL CERTIFICATION OF HOLDINGS REPORT
                      To be completed by all Access Persons
                  within 10 days after the end of calendar year

     I __________________________, hereby certify that:
             (Print Name)

_____ There has been no change in my personal securities holdings in which I have a beneficial interest (other than in interests in Non-Covered Securities) over the preceding calendar year.

                                       OR

_____ The attached revised Holdings Report accurately reflects my current personal securities holdings in which I have a beneficial interest (other than in interests in Non-Covered Securities).


NAME:_______________________________               Date:____________________
               (Signature)

                                    EXHIBIT B

                          SUNCOAST CAPITAL GROUP, LTD.
                                  ("SUNCOAST")

                          SECURITIES TRANSACTION REPORT

             For the Calendar Quarter Ended _______________________
                                               (month/day/year)


To:  Compliance Officer

     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to SunCoast's Code of Ethics:

                                                                        Nature of              Broker/Dealer
                                                    Interest Rate      Transaction               or Bank
             Date of      Number of   Principal      and Maturity       (Purchase,             Through Whom
Security   Transaction     Shares      Amount    Date (if applicable   Sale, Other)    Price     Effected
--------   -----------     ------      -------   -------------------   ------------    ----      --------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

     During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

     ---------------------------------------------------------------------
     NAME OF BROKER/BANK       BROKER BANK/ADDRESS    DATE ESTABLISHED
     ---------------------------------------------------------------------

     ---------------------------------------------------------------------

     ---------------------------------------------------------------------

     ---------------------------------------------------------------------

     THIS REPORT (I) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL, (II) EXCLUDES OTHER TRANSACTIONS NOT REQUIRED TO BE REPORTED, AND (III) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.


Date:                                   Signature:
     ------------------------                     ------------------------------

                                        Print Name:
                                                   -----------------------------

                            FORM OF BROKERAGE LETTER

[Date]
[Broker Name]
[Address]

RE:  ACCOUNT NO._________________________ ACCOUNT NAME_______________________

Dear [Name]

As of [Date], please send to SunCoast Capital Group, Ltd., a duplicate confirmation of each transaction in the above-named account and the monthly brokerage account statement for the above-named account.

Please mail the confirmations and account statements to:

                      SunCoast Capital Group, Ltd.
                      1751 West Cypress Creek Road
                      Fort Lauderdale, FL 33309

Thank you for your prompt attention to this matter.

Sincerely,

[Name]

cc:  Compliance Officer

                    INITIAL CERTIFICATION OF COMPLIANCE WITH
                        THE SUNCOAST CAPITAL GROUP, LTD.
                         PERSONAL TRADING CODE OF ETHICS
                      To be completed by all Access Persons

     I hereby acknowledge receipt of the SunCoast Capital Group, Ltd. ("SunCoast"). Personal Trading Code of Ethics (the "Code"). I hereby certify that I (i) recently have read the Code and acknowledge that I am subject to the provisions of the Code; (ii) will comply with the Code; (iii) have arranged for brokerage confirmations and monthly account statements for my account to be provided directly by my broker to SunCoast; and (iv) fully and accurately have disclosed to SunCoast all of my securities holdings (unless Non-Covered Securities as defined in the Code). I understand that my obligations under the Code are in addition to those I may have due to my relationship with another regulated entity (including CRAFund Advisors, Inc.) and that actions permitted under the Code may not be possible due to such other restrictions applicable to me.


     Name: __________________________________
            (Please print or type clearly)

     Signature: _____________________________

     Date: __________________________________

                     ANNUAL CERTIFICATION OF COMPLIANCE WITH
                        THE SUNCOAST CAPITAL GROUP, LTD.
                         PERSONAL TRADING CODE OF ETHICS
                      To be completed by all Access Persons
               within 10 days after the end of each calendar year

     I hereby acknowledge receipt of the SunCoast Capital Group, Ltd. Personal Trading Code of Ethics (the "Code"). I hereby certify that I (i) recently have re-read the Code (including any updates thereto); (ii) understand the Code; and
(iii) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. I understand that my obligations under the Code are in addition to those I may have due to my relationship with another regulated entity (including CRAFund Advisors, Inc.) and that actions permitted under the Code may not be possible due to such other restrictions applicable to me.


     Name: __________________________________
            (Please print or type clearly)

     Signature: _____________________________

     Date: __________________________________

                          SUNCOAST CAPITAL GROUP, LTD.
                          SPECIAL ACCOUNT CERTIFICATION

I___________________________________, hereby certify as follows:
             (Print Name)

     1. I understand that I must adhere to certain procedures with respect to personal securities transactions in which I have a direct or indirect beneficial interest, whether or not such procedures may be burdensome or costly.

     2. I have read and understand the Code and hereby certify that I have complied with all provisions of the Code since the date on which I first became employed by SunCoast Capital Group, Ltd. ("SunCoast"), except as otherwise disclosed to the Compliance Officer of SunCoast.

     3. I have asked for a waiver from the requirements of the Code with respect to the trades for the Special Account (as defined in the Code) of ___________________.

     4. I hereby certify that I exercise no direct or indirect influence or control over the investment decision for the Special Account.

     5. I certify that I have not, and will not, (i) engage in discussions concerning any action that SunCoast may or may not take with respect to any security with any person outside SunCoast, including any member of my immediate family or any person(s) who has (have) direct or indirect influence or control over the investment decisions for the Special Account ("Control Persons"), while I am employed at SunCoast, or (ii) provide investment advice to the Control Persons.

NAME:_________________________
               (Signature)

DATE:_________________________